                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q6

                         Statement To Certificateholders

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                                                        DISTRIBUTIONS IN DOLLARS

                                         PRIOR                                                                               CURRENT
                    ORIGINAL          PRINCIPAL                                               REALIZED     DEFERRED        PRINCIPAL
CLASS             FACE VALUE            BALANCE       INTEREST      PRINCIPAL         TOTAL     LOSSES     INTEREST          BALANCE
------------------------------------------------------------------------------------------------------------------------------------

   SA                   0.00               0.00     157,350.92           0.00    157,350.92       0.00         0.00             0.00
   A-1         53,917,509.00      49,525,828.45     257,947.02     914,964.89  1,172,911.91       0.00         0.00    48,610,863.56
   A-2          8,477,596.00       7,787,080.17      40,557.71     143,862.41    184,420.12       0.00         0.00     7,643,217.76
   B-1          2,204,175.00       2,194,627.79      11,430.35       2,265.04     13,695.39       0.00         0.00     2,192,362.75
   B-2          3,221,487.14       3,207,533.51      16,705.90       3,310.46     20,016.36       0.00         0.00     3,204,223.05
   SB                   0.00               0.00           0.00           0.00          0.00       0.00         0.00             0.00
   R                    0.00         518,094.30           0.00           0.00          0.00  19,604.84    84,374.58       582,864.04

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TOTALS         67,820,767.14      63,233,164.22     483,991.90   1,064,402.80  1,548,394.70  19,604.84    84,374.58    62,233,531.16
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

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                            FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                         PASS-THROUGH
                         PRIOR                                                         CURRENT                       RATES
                     PRINCIPAL                                                       PRINCIPAL
CLASS      CUSIP       BALANCE     INTEREST      PRINCIPAL             TOTAL           BALANCE            CURRENT              NEXT
-----------------------------------------------------------------------------------------------------------------------------------

SA     23321PZD3      0.000000     2.320099       0.000000          2.320099          0.000000           2.986109%         3.283833%
A-1    23321PZE1    918.548156     4.784105      16.969717         21.753822        901.578438           6.250000%         5.937500%
A-2    23321PZF8    918.548156     4.784105      16.969718         21.753823        901.578438           6.250000%         5.937500%
B-1    23321PZG6    995.668579     5.185772       1.027614          6.213386        994.640965           6.250000%         5.937500%
B-2    23321PZH4    995.668575     5.185773       1.027619          6.213391        994.640956           6.250000%         5.937500%
SB     23321PZJ0      0.000000     0.000000       0.000000          0.000000          0.000000           1.550000%         1.550000%
R                     0.000000     0.000000       0.000000          0.000000          0.000000           6.250000%         5.937500%

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

SELLER:                       Quality Mortgage USA, Inc.         ADMINISTRATOR:                                  David C. West
SERVICER:                    Temple-Inland Mortgage Corp.                                                    Bankers Trust Company
LEAD UNDERWRITER:            Donaldson, Lufkin & Jenrette                                                         3 Park Plaza
RECORD DATE:                       December 31, 1996                                                            Irvine, CA 92714
DISTRIBUTION DATE:                 January 27, 1997                          FACTOR INFORMATION:                 (800) 735-7777
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
                            Page 1 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q6

                         Statement To Certificateholders

-----------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                    January 27, 1997
-----------------------------------------------------------------------------------------------------------------------------------

SERVICER ADVANCES INCLUDED IN DISTRIBUTION:
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                           26,347.15
PLUS ADDITIONAL SERVICING FEES:
                                                                                                     ------------
                                                                                                        26,347.15

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                            (5,288.05)
                                                                                                     ------------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                 21,059.10

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                              17,226.67

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DELINQUENT
LOAN                                         30-60              61-90              91 +
INFORMATION:                                  DAYS               DAYS              DAYS                                       TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                          3,152,231.17       1,100,924.82        205,137.95                           4,458,293.94
NUMBER OF LOANS                                      52                 21                 5                                     78
-----------------------------------------------------------------------------------------------------------------------------------
FORECLOSURE LOAN INFORMATION:
-----------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                                  0.00               0.00      3,389,896.53                           3,389,896.53
NUMBER OF LOANS                                       0                  0                54                                     54
-----------------------------------------------------------------------------------------------------------------------------------
BANKRUPTCY LOAN INFORMATION:
-----------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                                  0.00               0.00        412,573.86                             631,806.40
NUMBER OF LOANS                                       0                  0                 9                                     12
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REO LOAN INFORMATION:
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PRINCIPAL BALANCE                                  0.00               0.00              0.00                                   0.00
NUMBER OF LOANS                                       0                  0                 0                                      0

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

BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                    #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                 63,233,164.22
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                               62,233,531.16

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                           898
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                              880

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                             11.286109%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                11.271333%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                              100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                                                          0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                                                          0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                              945,255.85
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                   23,647.47

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                            3.036703%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                                                        5.875000%

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
                            Page 2 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q6

                         Statement To Certificateholders

--------------------------------------------------------------------------------

Distribution Date:                    January 27, 1997
--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     90.637420%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  78.322553%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  12.314867%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.470691%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   5.072549%


UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:

                    CLASS SA                                                0.00
                    CLASS A-1                                               0.00
                    CLASS A-2                                               0.00
                    CLASS B-1                                               0.00
                    CLASS B-2                                               0.00




CUMMULATIVE SB ACCRUAL AMOUNT :                                       593,333.37

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                 1,526,800.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                     2,034,623.01

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                              0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

--------------------------------------------------------------------------------
                            Page 3 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q6

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
                                               ^Mortgage Loan Liquidation Detail

Distribution Date:                    January 27, 1997
------------------------------------------------------------------------------------------------------------------------------------

                           Original           Cut-Off            Current           Realized       Net Liquidation      Liquidation
  Loan Number          Principal Balance Principal Balance  Principal Balance        Loss             Proceeds            Date
------------------------------------------------------------------------------------------------------------------------------------
00000000000005070610       23,700.00          23,692.71          23,647.47         19,604.84           4,042.63         12/31/96
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

                            Page 4 of 4 (c) COPYRIGHT 1997 Bankers Trust Company